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                                     EXHIBIT 4.3

          MAIL-WELL, INC. ALLIED ACQUISITION NON-QUALIFIED STOCK OPTION PLAN



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                                  MAIL-WELL, INC.
                 ALLIED ACQUISITION NON-QUALIFIED STOCK OPTION PLAN


     SECTION 1. PURPOSE OF THE PLAN. The purpose of the Allied Acquisition Non-Qualified Stock Option Plan, ("Plan") is to encourage ownership of common stock, $.01 par value ("Common Stock"), of Mail-Well, Inc., a Colorado corporation (the "Company"), by eligible key employees of the Company and its Affiliates (as defined below), who were formerly employees of The Allied Printers prior to the acquisition of Allied by the Company, pursuant to that certain Stock Purchase Agreement dated July 11, 1997, and to provide increased incentive for such employees to render services and to exert maximum effort for the business success of the Company. In addition, the Company expects that the Plan will further strengthen the identification of employees with the stockholders. Options to be granted under this Plan are not intended to qualify as Incentive Stock Options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

     SECTION 2.  ADMINISTRATION OF THE PLAN.

          (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") comprised of two or more directors designated by the Board of Directors of the Company (the "Board"), which shall also designate the Chairman of the Committee. No director shall serve as a member of the Committee unless he or she is a "Non-Employee Director" within the meaning of such Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

          (b) COMMITTEE ACTION. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Vice President-General Counsel and Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

          (c) COMMITTEE EXPENSES. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.


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     SECTION 3.  STOCK RESERVED FOR THE PLAN.  Subject to adjustment as provided in Section 6(h) hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 62,400. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

     SECTION 4. ELIGIBILITY. The persons eligible to participate in the Plan as a recipient of options ("Optionee") shall include only key employees of the Company or its Affiliates at the time the option is granted. An employee who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

     SECTION 5. GRANT OF OPTIONS. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those key employees of the Company or its Affiliates who are to receive options under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such options, (iii) to determine the exercise price for options granted under the Plan, and (iv) to determine the other terms of such options and the conditions for exercise thereof. The Committee shall thereupon grant options in accordance with such determinations and such options shall be evidenced by a written option agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

     SECTION 6. TERMS AND CONDITIONS. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

          (a) OPTION PERIOD. The Committee shall notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Optionee after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the


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     Committee and the Optionee, to extend the term so that the term as amended is not more than ten years from the date of grant.

          (b) EXERCISE PERIOD. The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments.

          (c) PROCEDURE FOR EXERCISE. Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by cash or cashier's check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Common Stock theretofore owned by such Optionee (or any combination of cash and Common Stock). Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice and such option payment.

          As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6(c).

          (d) TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY. If Optionee's employment with the Company or its Affiliates is terminated during the Option Period by reason of Optionee's voluntary resignation or termination for "Cause" (as defined below), Options granted to him or her which are not exercisable on such date thereupon terminate. Any Options which are exercisable on the date of Optionee's voluntary resignation or termination of employment for cause which have not been exercised within thirty (30) days of such voluntary resignation or termination for Cause shall expire and be of no force or effect. "Cause" means (i) gross or repeated failure by Optionee to substantially perform his or her duties hereunder which persists thirty (30) days after written notice thereof is delivered to Optionee by the Company (or any Affiliate); (ii) the existence of legal restrictions on the ability of Optionee to substantially perform his or her duties hereunder; (iii) misappropriation or embezzlement of corporate funds; (iv) conviction of a felony involving moral turpitude or which in the opinion of the Board of Directors brings Optionee into disrepute or causes material harm to the Company's (or any Affiliate's) business, customer relations, financial condition or prospects; or (v) material breach of the provisions of any covenant not to compete or confidentiality agreement entered into between Optionee and the Company (or any Affiliate).


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          If Optionee's employment with the Company or its Affiliates is terminated involuntarily other than for Cause, or by reason of his or her disability or death, all Options granted pursuant to this Plan shall be thereafter exercisable by Optionee, his or her executor or administrator, or the person or persons to whom his or her rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of ninety (90) days from the date of Optionee's involuntary termination other than for Cause, or by reason of disability or death, whether such Options had vested in accordance with their terms or not, unless this Option Agreement should earlier terminate in accordance with its other terms. Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration.

          (e) ASSIGNABILITY. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of an Optionee, an option shall be exercisable only by the Optionee.

          (f) NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (c) above.

          (g) EXTRAORDINARY CORPORATE TRANSACTIONS. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges or consolidates, (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable.

          (h) CHANGES IN COMPANY'S CAPITAL STRUCTURE. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend,


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     stock split, or combination of shares, the number and kind of shares of
     Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

          (i) ACCELERATION OF OPTIONS. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to Optionee. Notwithstanding anything to the contrary contained in this Plan, the Committee may in its sole discretion accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6.

          (j) CHANGE OF CONTROL. In the event that (i) there is a proposed action whereby the Company would not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity) other than a merger for the sole purpose of changing the Company's state of incorporation, (ii) there is a proposed action whereby the Company would sell all or substantially all of its assets to any person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act), acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) there is a proposed action whereby the Company would be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), all Optionees hereunder shall be given notice of such Corporate Change and shall have a period of thirty (30) days thereafter to exercise their options after receipt of such notice whether such options had vested in accordance with their terms or not.

     SECTION 7. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his or her consent.

     SECTION 8. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such


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approvals by any governmental or regulatory agency as may be required.  The
Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     SECTION 9. PURCHASE FOR INVESTMENT. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

     SECTION 10.  TAXES.

          (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

          (b) Notwithstanding the terms of Section 10(a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection with the exercise of a nonqualified option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a current market value, determined in accordance with Section 7(a)(iii), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee.

     SECTION 11. REPLACEMENT OF OPTIONS. The Committee from time to time may permit an Optionee under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

     SECTION 12. NO RIGHT TO COMPANY EMPLOYMENT. Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time, nor shall anything contained herein be construed or interpreted to limit the "employment-at-will" relationship between the Optionee and the Company. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.


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     SECTION 13.    LIABILITY OF COMPANY.  The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

          (a) THE NON-ISSUANCE OF SHARES. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction with the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

          (b) TAX CONSEQUENCES. Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any option granted hereunder.

     SECTION 14. EFFECTIVENESS AND EXPIRATION OF PLAN. The Plan shall be effective as of July 11, 1997.

     SECTION 15. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     SECTION 16. GOVERNING LAW. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state in which the Company is incorporated and applicable federal law.

     SECTION 17. CASHLESS EXERCISE. The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, The Allied Printers, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized.

                                       Mail-Well, Inc.


                                       By:
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                                              Roger Wertheimer
                                       Title: Vice President-General Counsel
                                                and Secretary






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ATTEST:



----------------------------
Mark L. Zoeller
Assistant Secretary

[CORPORATE SEAL]


























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